Exhibit 99.1

For Further Information:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Joel Kanter	Erin Cox
President and Secretary	General Information
Echo Healthcare Acquisition Corp	(310) 854-8319
(703) 448-7688	ecox@financialrelationsboard.com

FOR IMMEDIATE RELEASE

ECHO HEALTHCARE ACQUISITION CORP. ANNOUNCES
SEPARATE TRADING OF COMMON STOCK AND WARRANTS

VIENNA, Virginia, June 6, 2006 - Echo Healthcare Acquisition Corp. (OTCBB: EHHAU.OB) announced today that commencing on June 6, 2006, the holders of the Company’s units may separately trade the common stock and warrants included in the Company’s units. The common stock and warrants will trade on the OTC Bulletin Board under the symbols EHHA and EHHAW, respectively.

Echo Healthcare Acquisition Corp. is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more domestic or international operating businesses in the healthcare industry.

A registration statement relating to these securities was filed and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of the Company to satisfy the conditions to complete the business combination and those other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements.